EXHIBIT 32.1
CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of National Medical Health Card Systems, Inc. (the “Company”) on Form 10-K for the fiscal year ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas W. Erickson, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas W. Erickson Thomas W. Erickson Chief Executive Officer (Principal Executive Officer)
September 13, 2007